SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 26, 1999


                           Falcon Communications, L.P.
                           Falcon Funding Corporation
                    ----------------------------------------
           (Exact name of Registrants as specified in their charters)


                                   California
                                   California
                   ------------------------------------------
         (State or other jurisdiction of incorporation or organization)




             033-60776                         95-4654565
             333-55755-01                      95-4681480
        -----------------------      --------------------------------
       (Commission File Numbers) (I.R.S. Employer Identification Numbers)


                       10900 Wilshire Boulevard-15th Floor
                          Los Angeles, California 90024
        -----------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (310) 824-9990
         ---------------------------------------------------------------
              (Registrants' telephone number, including area code)

Item 5.   Other Events.


          On May 26, 1999, Falcon Communications, L.P. issued the following press release:

               CHARTER COMMUNICATIONS TO ACQUIRE FALCON COMMUNICATIONS, L.P.

          Los Angeles, CA - May 26, 1999 - Charter Communications and Falcon Communications, LP ("Falcon") today announced a definitive agreement in which Charter will acquire Falcon in a cash and stock transaction valued at approximately $3.6 billion. Falcon's cable television operations pass approximately 1.6 million homes and serve approximately 1 million subscribers. Falcon is the eighth largest cable Multiple Systems Operator in the nation with its largest concentrations of customers in California and the Pacific Northwest, Missouri, North Carolina, Alabama and Georgia.

          Falcon's founder and CEO, Marc B. Nathanson, will become Vice Chairman of Charter and is expected to join Charter's board following the close of the transaction. Upon closing, Charter will serve 5.5 million customers making it the fourth largest cable operator in the United States.

          In making the announcement, Jerald L. Kent, President and CEO of Charter, commented, "This acquisition will allow Charter to reach its stated goal of serving more than 5 million customers, an achievement of critical mass. Our management team has been the industry leader in generating superior operating results while providing excellent customer service, and we look forward to applying our expertise to the Falcon systems. We believe that cable pioneer Marc Nathanson, by agreeing to take stock in Charter as part of the transaction, affirms the quality of Charter and its operations."

          Kent added, "These properties, when combined with our other properties, are an excellent fit with Paul Allen's Wired World strategy. We look forward to serving these customers and incorporating them into Charter's vision."

          Marc Nathanson said, "I have known and respected Jerry Kent, Barry Babcock and Howard Wood for over 10 years. I am convinced that Falcon customers will grow and benefit with the Charter merger. Paul Allen's vision of a Wired World interconnected global network is particularly exciting for all of us at Falcon. Our communities will benefit from rapid system upgrades under the strong financial base of Charter."

          Frank Intiso, Falcon's President and COO commented, "Falcon customers will benefit from Charter's extensive experience in advanced data services and commitment to customer satisfaction. They will also inherit an experienced and dedicated group of employees that I have had the pleasure of working with over the years."

          Fifty-four percent of Falcon is controlled by Nathanson, his family and the company's management. Forty-six percent of Falcon is owned by AT&T Broadband & Internet Services, which has approved the transaction.

          "Marc Nathanson and his team at Falcon have distinguished and honored themselves with their contributions to the cable industry," said Leo
          J. Hindery, Jr., President and CEO of AT&T Broadband & Internet Services. "Marc defines the virtues of a true leader and a cherished friend with his generosity of spirit, his loyalty to his employees and his passion for our industry. His expertise will be a tremendous asset to Charter's growing business."

          "I love the cable business. It has been a wonderful ride. I look forward to helping Charter continue its rapid growth and devoting more time to my government duties," reflected Nathanson, who was appointed by President Clinton and confirmed by the United States Senate as Chairman of U.S. International Broadcasting. (In October 1999, the Broadcasting Board of Governors will become an independent agency with 2,800 employees, responsible for all U.S. non-military broadcasting including Voice of America, Radio Free Europe/Radio Liberty, Radio/TVMarti and Radio Free Asia.)

          Falcon was represented in the transaction by Dow, Lohnes & Albertson and longtime investment advisors Morgan Stanley Dean Witter and Lazard Freres. Charter was represented by Irell & Manella. The transaction is expected to close immediately following receipt of all necessary government approvals.

          Charter will also become the corporate general partner of 15 Enstar partnerships, which have approximately 100,000 subscribers and have been operated by Falcon management for many years.

          Charter, a Wired World company, is among the country's leading broadband communications companies. Following the close of all pending transactions, Charter will serve approximately 5.5 million customers. Charter was ranked as the eighth fastest growing company in the United States by Inc. magazine on its 1998 Inc. 500 list. J.D. Power & Associates survey of cable customers ranked Charter among the top three companies based on quality of service in 1998.

          Charter offers an array of services including cable television under the Charter brand; high speed Internet access via Charter Pipeline(TM); advanced digital video programming services under the Charter Digital Cable(TM) brand and Charter Paging(TM). Headquartered in St. Louis, MO, Charter was acquired by Paul G. Allen in 1998. More information about Charter can be accessed on the Internet at www.chartercom.com.

Item 7.   Financial Statements and Exhibits.

          (a)  Financial statements of business acquired.

               Not applicable.

          (b) Pro forma financial information.

               Not applicable.

          (c)  Exhibits.

               2.1 Purchase and Contribution Agreement, dated as of May 26, 1999, by and among Charter Communications, Inc., Falcon Communications, L.P., Falcon Holding Group, L.P., TCI Falcon Holdings, LLC, Falcon Cable Trust, Falcon Holding Group, Inc. and DHN Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                        FALCON COMMUNICATIONS, L. P.

                                        By:  Falcon Holding Group, Inc.,
                                             its general partner


         Dated: June 7, 1999                 By:  /s/ Michael K. Menerey
                                                  -----------------------
                                                  Michael K. Menerey
                                                  Chief Financial Officer



                                        FALCON FUNDING CORPORATION



         Dated: June 7, 1999            By:  /s/ Michael K. Menerey
                                             -------------------
                                             Michael K. Menerey
                                             Chief Financial Officer